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                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this registration statement on Form S-4/A of our report dated December 12, 2001 included in Mikohn Nevada's financial statements for the years ended
December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP


Las Vegas, Nevada
December 12, 2001